UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	20-0064269 (I.R.S. Employer Identification No.)

4831 West 136th Street, Suite 300

Leawood, KS 66224

(Address of principal executive offices) (Zip Code)

Securities to registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:

333-138025 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Registrant’s Registration Statement on Form SB-2 under the Securities Act of 1933, No. 333-138025, filed on October 16, 2006, as amended, is incorporated herein by reference, including specifically the “Description of Securities” appearing on pages 27 and 28 of the Prospectus contained therein.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Digital Ally, Inc.

Date:	May 1, 2007

By:	/s/ Stanton E. Ross

Stanton E. Ross

Chairman, President and Chief Executive Officer